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As filed with the Securities and Exchange Commission on July 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUSH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1733016 (I.R.S. Employer Identification No.)
555 IH 35 South New Braunfels, Texas (Address of Principal Executive Offices)	78130 (Zip Code)
Rush Enterprises, Inc. Long-Term Incentive Plan 1997 Non-Employee Director Stock Option Plan Certain Non-Plan Options
(Full title of the plan)
MARTIN A. NAEGELIN, JR. SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Rush Enterprises, Inc. 555 IH 35 South New Braunfels, Texas 78130 (Name and address of agent for service)
(830) 626-5230 (Telephone number, including area code, of agent for service)
With Copies to:
Phillip M. Renfro Derrek Weaver Fulbright & Jaworski L.L.P. 300 Convent Street, Suite 2200 San Antonio, Texas 78205 (210) 224-5575

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(5)	Proposed maximum aggregate offering price(5)	Amount of registration fee

Class A Common Stock, $.01 par value	1,900,000 shares(1)	$13.10	$24,890,000	$3,153.56

Class A Common Stock, $.01 par value	100,000 shares(2)	$3.095	$309,500	$39.21

Class B Common Stock, $.01 par value	400,000 shares(3)	$13.15	$5,260,00	$666.44

Class B Common Stock, $.01 par value	100,000 shares(4)	$3.095	$309,500	$39.21

TOTAL	2,500,000 shares		$30,769,000	$3,898.42

(1)
Represents an additional 1,600,000 shares of Class A Common Stock issuable under the Registrant's Long-Term Incentive Plan, an additional 300,000 shares of Class A Common Stock issuable under the 1997 Non-Employee Director Stock Option Plan.
(2)
Represents an additional 100,000 shares of Class A Common Stock issuable upon exercise of non-plan options held by J. M. Lowe, Jr.
(3)
Represents an additional 400,000 shares of Class B Common Stock issuable under the Registrant's Long-Term Incentive Plan.
(4)
Represents an additional 100,000 shares of Class B Common Stock issuable upon exercise of non-plan options held by J. M. Lowe, Jr.
(5)
Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. The fee with respect to the 1,900,000 shares of Class A common Stock is based on the average of the high and the low sales price of a share of Class A Common Stock on the Nasdaq National Market System on July 6, 2004. The fee with respect to the 400,000 shares of Class B common Stock is based on the average of the high and the low sales price of a share of Class B Common Stock on the Nasdaq National Market System on July 6, 2004. The fee with respect to the 100,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock are based on $3.095, the price per share at which these options may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in this Item I will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated herein by reference:

  a)
  The Annual Report on Form 10-K filed by Rush Enterprises, Inc. (the "Company") for the year ended December 31, 2003;

  b)
  The Quarterly Report on Form 10-Q filed by the Company for the quarterly period ended March 31, 2004;

  c)
  The specimen of certificate representing the Company's Old Common Stock (now Class B Common Stock), $.01 par value, filed by the Company as Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed by the Company with the Commission on April 10, 1996 (file No. 333-03346);

  d)
  The specimen of certificate representing the Company's Class A Common Stock), $.01 par value, filed by the Company as Exhibit 4.4 to the Company's Registration Statement on Form 8-A filed by the Company with the Commission on July 9, 2002 (file No. 000-20797);

  e)
  The Company's Proxy Statement dated April 12, 2004 for its Annual Meeting of Stockholders held on May 19, 2004 filed with the Commission on April 12, 2004;

  f)
  The earlier registration statement on Form S-8 filed by the Company with the Commission on June 28, 1996 (file No. 333-07043) related to the Rush Enterprises, Inc. Long-Term Incentive Plan and the earlier registration statement on Form S-8 filed by the Company with the Commission on January 12, 2000 (file No. 333-70451) related to the 1997 Non-Employee Director Stock Option Plan;

  g)
  All other reports filed by the Company with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act after December 31, 2003; and

  h)
  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold (excluding, however, any portion of such documents not deemed to be "filed" with the Commission pursuant to the rules of the Commission).

ITEM 4. DESCRIPTION OF SECURITIES

        The description of the Company's common stock is incorporated by reference pursuant to Items 3.c and 3.d above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

        The Company's Amended and Restated Articles of Incorporation and Bylaws provide for indemnification of its present and former directors and officers. The Company's Bylaws further provide for indemnification of officers and directors against reasonable expenses actually incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

        The Amended and Restated Articles of Incorporation of the Company contain a provision that limits the liability of the Company's directors as permitted under Texas law. The provision eliminates the liability of a director to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The provision does not affect the liability of a director for the following: (i) breach of the director's duty of loyalty to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company, or that involves intentional misconduct or a knowing violation of law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In addition, the limitation of liability of directors applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer and does not limit a director's liability under any other law, such as federal securities law.

        The Company has entered into Indemnification Agreements with all of its directors and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees), judgments, penalties and fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which any of such individuals are, or are threatened to be made, a party by reason of their status in such position. Such indemnification agreements do not change the basic legal standards for indemnification set forth in the Texas Business Corporation Act or the Amended and Restated Articles of Incorporation of the Company. Such provisions are intended to be in furtherance, and not in limitation of, the general right to the indemnification provided in the Amended and Restated Articles of Incorporation and Bylaws of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

*4.1	The Rush Enterprises, Inc. Long-Term Incentive Plan, as amended through July 8, 2004
4.2
Form of Rush Enterprises, Inc. Long-Term Incentive Plan Stock Option Agreement (incorporated herein by reference to Exhibit 10.85 of the Company's Registration Statement No. 333-03346 on Form S-1 filed April 10, 1996)
*4.3	The Rush Enterprises, Inc. Amended and Restated 1997 Non-Employee Director Stock Option Plan, as amended through July 8, 2004
*4.4	Form of Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Agreement
*4.5	Non-Qualified Stock Option Agreement between Rush Enterprises, Inc. and J.M. Lowe, Jr.
*5.1	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered
*23.1	Consent of Fulbright & Jaworski L.L.P. (included in exhibit 5.1)
*23.2	Consent of Ernst & Young LLP
*24.1	Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page hereof)

*
Filed herewith

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas, on July 8, 2004.

RUSH ENTERPRISES, INC.
By:	/s/ W. MARVIN RUSH W. Marvin Rush Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.M. "Rusty" Rush and Martin A. Naegelin, Jr. his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement filed pursuant to Rule 462(b) under the Securities Act together with all schedules and exhibits thereto; (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith; and (iii) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ W. MARVIN RUSH W. Marvin Rush	Chairman and Chief Executive Officer (principal executive officer)	July 8, 2004
/s/ W.M. "RUSTY" RUSH W.M. "Rusty" Rush	President and Director	July 8, 2004
/s/ MARTIN A. NAEGELIN, JR. Martin A. Naegelin, Jr.	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	July 8, 2004
/s/ RONALD J. KRAUSE Ronald J. Krause	Director	July 8, 2004
/s/ JOHN D. ROCK John D. Rock	Director	July 8, 2004
/s/ HAROLD D. MARSHALL Harold D. Marshall	Director	July 8, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	The Rush Enterprises, Inc. Long-Term Incentive Plan, as amended through July 8, 2004
4.2
Form of Rush Enterprises, Inc. Long-Term Incentive Plan Stock Option Agreement (incorporated herein by reference to Exhibit 10.85 of the Company's Registration Statement No. 333-03346 on Form S-1 filed April 10, 1996)
4.3	The Rush Enterprises, Inc. Amended and Restated 1997 Non-Employee Director Stock Option Plan, as amended through July 8, 2004
4.4	Form of Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Agreement
4.5	Non-Qualified Stock Option Agreement between Rush Enterprises, Inc. and J.M. Lowe, Jr.
5.1	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered
23.1	Consent of Fulbright & Jaworski L.L.P. (included in exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page hereof)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  ITEM 1. PLAN INFORMATION.
  ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS